Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225223

PROSPECTUS

190,000 Shares of

Common Stock

The selling stockholder of Molecular Templates, Inc. (“Molecular,” “we,” “us” or the “Company”) listed on page 7 of this prospectus may offer and resell under this prospectus up to 190,000 shares of our common stock issuable upon exercise of a warrant acquired by the selling stockholder under the Credit Agreement (defined herein) (the “Warrant”). The selling stockholder acquired the Warrant from us pursuant to a Credit Agreement and Guaranty (the “Credit Agreement”), dated February 27, 2018, by and among Molecular Templates OpCo, Inc., as borrower, the Company, as guarantor, and the investor listed therein (the “Investor”).

We are registering the resale of the shares of common stock covered by this prospectus as required by the Registration Rights Agreement (defined herein) we entered into with the Investor on February 27, 2018. The selling stockholder will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrant is exercised, if at all, we will receive the exercise price of the Warrant.

The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholder. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 8 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MTEM.” The last reported sale price of our common stock on July 3, 2018 was $5.80 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 3 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Molecular,” the “Company,” “we,” “us” and “our” refer to Molecular Templates, Inc.

(i)

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Our Company

We are a clinical-stage oncology company focused on the discovery and development of differentiated, targeted, biologic therapeutics for cancer. We utilize our proprietary biologic drug platforms to design and generate engineered toxin bodies, or ETBs, which we believe provide a differentiated mechanism of action that may be beneficial in patients resistant to currently available cancer therapeutics. ETBs use a genetically engineered version of the Shiga-like Toxin A subunit, or SLTA, a ribosome inactivating bacterial protein. In its wild-type form, SLT is thought to induce its own entry into a cell when proximal to the cell surface membrane, self-route to the cytosol, and enzymatically and irreversibly shut down protein synthesis via ribosome inactivation. SLTA is normally coupled to its cognate Shiga-like Toxin B subunit, or SLTB, to target the CD77 cell surface marker, a non-internalizing glycosphingolipid. In our scaffold, a genetically engineered SLTA subunit with no cognate SLTB component is genetically fused to antibody domains or fragments specific to a cancer target, resulting in a biologic therapeutic that can identify the particular target and specifically kill the cancer cell. The antibody domains may be substituted with other antibody domains having different specificities to allow for the rapid development of new drugs to selected targets in cancer.

Recent Developments

On August 1, 2017, we completed our business combination with Molecular Templates OpCo, Inc. (formerly known as Molecular Templates, Inc.), a privately held Delaware corporation (“Molecular Templates OpCo”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of March 16, 2017 (the “Merger Agreement”). Pursuant to the Merger Agreement, we formed a wholly owned subsidiary that merged with and into Molecular Templates OpCo, with Molecular Templates OpCo surviving the merger and becoming our wholly owned subsidiary (the “Merger”). Upon the consummation of the Merger, we changed our name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.”

On February 27, 2018, we entered into the Perceptive Credit Facility (defined herein). In connection with the Perceptive Credit Facility, on February 27, 2018, we issued Perceptive a warrant to purchase 190,000 shares of our common stock. The Warrant will be exercisable for a period of seven years from the date of issuance at an exercise price of $9.5792, subject to certain adjustments as specified in the warrant. See “The Credit Agreement” beginning on page 4 of this prospectus.

Corporate Information

We were incorporated in Delaware on October 17, 2001. Upon the consummation of the Merger, we changed our name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.” Our principal executive offices are located at 9301 Amberglen Boulevard, Suite 100, Austin, Texas 78729, and our telephone number is (512) 869-1555. Our website address is www.mtem.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

THE OFFERING

Shares of Common Stock that may be Offered by the Selling Stockholder	Up to 190,000 shares of common stock.

Shares of Common Stock to be outstanding after this Offering	27,250,035

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder. However, if the Warrant is exercised, we would receive gross proceeds of approximately $1.8 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

Offering Price	The selling stockholder may sell all or a portion of its shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	MTEM

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of common stock issuable upon exercise of the Warrant, as described under “The Credit Agreement” and “Selling Stockholder.” When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

The number of shares of common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement are based on 27,060,035 shares of common stock outstanding as of March 31, 2018, and excludes:

•	2,879,761 shares issuable upon the exercise of options outstanding as of March 31, 2018 at a weighted average exercise price of $12.38 per share;

•	104,184 shares reserved for issuance under the Molecular Templates 2009 Stock Plan, as amended;

•	345,790 shares reserved for issuance under the 2014 Equity Incentive Plan, as amended; and

•	28,008 shares reserved for issuance under the Amended and Restated 2004 Employee Stock Purchase Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

THE CREDIT AGREEMENT

On February 27, 2018, we entered into the Credit Agreement with Perceptive Credit Holdings II, LP (“Perceptive”), which provides for a $10 million term loan credit facility (the “Credit Facility”), consisting of a $5 million term loan, which was drawn on the effective date of the Credit Facility, plus an additional $5 million term loan to be drawn on the date that is six months following the effective date of the Credit Facility, subject to certain conditions set forth therein. Pursuant to the Credit Agreement, on February 27, 2018, we issued Perceptive a Warrant to purchase 190,000 shares of our common stock, par value $0.001 per share (the “Common Stock”). The Warrant will be exercisable for a period of seven years from the date of issuance at a per-share exercise price of $9.5792, subject to certain adjustments as specified in the Warrant.

In connection with the Credit Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Perceptive on February 27, 2018, pursuant to which we are obligated, among other things, to (i) file a registration statement with the SEC within 90 days following the closing of the Credit Agreement for purposes of registering the shares of Common Stock issuable upon exercise of the Warrant for resale by Perceptive, (ii) use our commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 150 days after the closing of the Credit Agreement, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume.

The foregoing descriptions of the Warrant and the Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the Warrant and the Registration Rights Agreement, respectively, copies of which are filed as exhibits hereto and are incorporated herein by reference. The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the timing and success of preclinical studies and clinical trials conducted by us and our development partners;

•	the ability to obtain and maintain regulatory approval of our product candidates, and the labeling for any approved products;

•	the size and growth of the potential markets for MT-3724 or other future product candidates and the ability to serve those markets;

•	our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

•	the rate and degree of market acceptance of any of MT-3724 or other future product candidates;

•	our expectations regarding competition;

•	our anticipated growth strategies;

•	our ability to attract or retain key personnel;

•	our ability to establish and maintain development partnerships;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	regulatory developments in the United States and foreign countries;

•	our ability to obtain and maintain intellectual property protection for our product candidates; and

•	the anticipated trends and challenges in our business and the market in which we operate.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018, as updated by our subsequent filings with the SEC under the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholder named in this prospectus. The selling stockholder will receive all of the proceeds from this offering.

The holder of the Warrant is not obligated to exercise the Warrant, and we cannot predict whether the holder of the Warrant will choose to exercise the Warrant. If the Warrant is exercised, we would receive gross proceeds of approximately $1.8 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

SELLING STOCKHOLDER

This prospectus relates to the sale or other disposition of up to 190,000 shares of common stock issuable to the selling stockholder upon exercise of the Warrant by the selling stockholder named below, and its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The shares of common stock covered hereby were issued by us in connection with the Credit Agreement. See “The Credit Agreement” beginning on page 4 of this prospectus.

The table below sets forth information as of the date of this prospectus, to our knowledge, for the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder as of May 10, 2018. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholder pursuant to the registration statement of which this prospectus forms a part. The selling stockholder may sell or otherwise dispose of some, all or none of its shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of May 10, 2018. The percent of beneficial ownership for the selling stockholder is based on 27,060,603 shares of our stock outstanding as of May 10, 2018. Except as described below, to our knowledge, the selling stockholder has not been an officer or director of the Company or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholder questionnaire in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder. After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock To Be Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage(1)		Number	Percentage
Perceptive Credit Holdings II, LP(2)	1,276,199	4.62%	190,000	1,086,199	3.96%

(1)	Based on a denominator equal to the sum of (a) 27,060,603 shares of our common stock outstanding on May 10, 2018, and (b) the number of shares of common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of May 10, 2018 beneficially owned by the applicable selling stockholder.
(2)	Consists of (i) 724,133 shares of common stock held by Perceptive Life Sciences Master Fund Ltd. (“Perceptive Life Sciences”), (ii) 362,066 shares of common stock issuable upon the exercise of warrants held by Perceptive Life Sciences and (iii) 190,000 shares of common stock issuable upon the exercise of the Warrant held by the selling stockholder. The shares held by Perceptive Life Sciences may be deemed to be beneficially owned by the selling stockholder. The selling stockholder’s address is 51 Astor Place, 10th Floor, New York, New York 10003.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrant by payment of cash, however, we will receive the exercise price of the Warrant.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay certain expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements as of December 31, 2016, and for the year then ended, have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of BDO USA, LLP, independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated by reference herein, given on the authority of BDO USA, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains web site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site, which is located at http://www.mtem.com/. The information contained on our web site is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018;

•	our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 30, 2018 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 14, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2018, March 15, 2018, May 16, 2018, June 1, 2018, June 4, 2018, June 21, 2018 and June 22, 2018; and

•	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on August 9, 2006, including any amendments or reports filed for purposes of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number:

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

Attention: Chief Executive Officer

Telephone: (512) 869-1555

190,000 Shares

Common Stock

PROSPECTUS

July 5, 2018